CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, and Class C Prospectus, Class R Prospectus and Class Y Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated February 18, 2003, in Post-Effective Amendment Number 74 to the Registration Statement (Form N-1A No. 2-25980) of Pioneer Fund.





                                                              ERNST & YOUNG LLP


Boston, Massachusetts
April 15, 2003